Exhibit 21.1

Subsidiaries of Franklin Street Properties Corp.

Name	Jurisdiction of Organization

FSP 801 Marquette Avenue LLC	Delaware
FSP 1001 17th Street LLC	Delaware
FSP 121 South Eighth Street LLC	Delaware
FSP 1999 Broadway LLC	Delaware
FSP 380 Interlocken Corp.	Delaware
FSP 390 Interlocken LLC	Delaware
FSP 410 17th Street LLC	Delaware
FSP 4807 Stonecroft Boulevard LLC	Delaware
FSP 4820 Emperor Boulevard LLC	Delaware
FSP 5010 Street LLC	Delaware
FSP 505 Waterford LLC	Delaware
FSP 909 Davis Street LLC	Delaware
FSP 999 Peachtree Street LLC	Delaware
FSP Addison Circle Corp.	Delaware
FSP Addison Circle Limited Partnership	Texas
FSP Addison Circle LLC	Delaware
FSP Blue Lagoon Drive Corp.	Delaware
FSP Blue Lagoon Drive LLC	Delaware
FSP Collins Crossing Corp.	Delaware
FSP Collins Crossing Limited Partnership	Texas
FSP Collins Crossing LLC	Delaware
FSP Dulles Virginia LLC	Delaware
FSP East Baltimore Street LLC	Delaware
FSP Eden Bluff Corporate Center I LLC	Delaware
FSP Eldridge Green Corp.	Delaware
FSP Eldridge Green Limited Partnership	Texas
FSP Eldridge Green LLC	Delaware
FSP Emperor Boulevard Limited Partnership	Delaware
FSP Forest Park IV LLC	Delaware
FSP Forest Park IV NC Limited Partnership	North Carolina
FSP GN Dallas LLC	Delaware
FSP Greenwood Plaza Corp.	Delaware
FSP Hillview Center Limited Partnership	Massachusetts
FSP Holdings LLC	Delaware
FSP HPI LLC	Delaware
FSP Innsbrook Corp.	Delaware
FSP Investments LLC	Massachusetts
FSP Irving Texas LLC	Delaware
FSP Lakeside Crossing I LLC	Delaware

Name	Jurisdiction of Organization

FSP Legacy Tennyson Center LLC	Delaware
FSP Liberty Plaza Limited Partnership	Texas
FSP Montague Business Center Corp.	Delaware
FSP Northwest Point LLC	Delaware
FSP One Legacy Circle LLC	Delaware
FSP One Overton Park LLC	Delaware
FSP One Ravinia Drive LLC	Delaware
FSP Park Seneca Limited Partnership	Massachusetts
FSP Park Ten Development Corp.	Delaware
FSP Park Ten Development LLC	Delaware
FSP Park Ten Limited Partnership	Texas
FSP Park Ten LLC	Delaware
FSP Park Ten Phase II Limited Partnership	Texas
FSP Property Management LLC	Massachusetts
FSP Protective TRS Corp.	Massachusetts
FSP PT Houston LLC	Delaware
FSP REIT Protective Trust	Massachusetts
FSP River Crossing LLC	Delaware
FSP UC LLC	Delaware
FSP Westchase LLC	Delaware
FSP Willow Bend Office Center Corp.	Delaware
FSP Willow Bend Office Center Limited Partnership	Texas
FSP Willow Bend Office Center LLC	Delaware